UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2010

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Milpitas Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 5, 2010, DayStar Technologies, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company now complies with NASDAQ Listing Rule 5605(c)(2).

As previously disclosed, on May 21, 2010 the Company received a notice of deficiency from NASDAQ indicating that the Company did not comply with the audit committee requirement for continued listing on NASDAQ as set forth in Listing Rule 5605(c)(2), because Mr. Robert Tonsoo, who served on the Company’s Board of Directors (the “Board”) as an independent director and audit committee member, did not stand for re-election to the Board at the annual meeting held on April 23, 2010. Based on information provided by the Company to NASDAQ concerning the appointment of Richard C. Green to the Audit Committee by the Company’s Board of Directors, NASDAQ considers the Company to be in compliance and the matter closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: October 12, 2010	By	/S/ PATRICK J. FORKIN III
Patrick J. Forkin III
Sr. VP - Corporate Development & Strategy